                                                                     EXHIBIT 2.1

                                    AGREEMENT

              The Purchasers listed on Schedule A hereto (each a "Purchaser" and, collectively, the "Purchasers") hereby agrees to acquire from East/West Communications, Inc., a Delaware corporation (the "Company"), on the Closing Date referred to below, one hundred thousand (100,000) shares of the Company's Class A Common Stock, par value $0.0001 per share (the "Securities") as of January 5, 2000 as follows:

Name of Issuer:             East/West Communications, Inc.

Names of Purchasers:        Purchasers listed on Schedule A hereto.

Number of Shares:           Each Purchaser will purchase the number of shares
                            set forth opposite such Purchaser's name on Schedule
                            A hereto.

Purchase Price Per Share:   $33.25

Closing Date:               January 5, 2000

              On January 5, 2000, the Company will deliver to each Purchaser stock certificates representing the Securities against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated in writing by the Company.

1. In connection with the purchase of the Securities, each Purchaser hereby represents, warrants, covenants and agrees with the Company as follows:

       1.1 Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of formation and has all requisite power and authority to carry on its business as now conducted.

       1.2 All action on the part of such Purchaser necessary for the authorization, execution and delivery of this Agreement by such Purchaser and the performance of all obligations of such Purchaser hereunder has been taken.

       1.3 This Agreement, when executed as delivered by such Purchaser, will constitute valid and binding obligations of such Purchaser enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.

       1.4 The execution and delivery of this agreement, consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof will not conflict with or result in a breach of the terms and conditions of, or constitute a default under the organizational documents of such Purchaser or of any material contract or agreement to which such Purchaser is now a party.

       1.5 Such Purchaser has been informed and understands that because the Securities have not been registered under the Securities Act of 1933, as amended, such Purchaser must bear the economic risk of the investment in the Securities for an indefinite period and cannot resell the Securities unless they are so registered or an exemption from registration is available. Such Purchaser acknowledges that it is able to bear the economic risk of such investment and does not presently have reason to anticipate any occasion or event which would cause any adverse change in its circumstances necessitating that it sell or distribute all or any part of the Securities.

       1.6 The Securities will be acquired by such Purchaser for its own accounts for investment and not with a view to, or for sale in connection with, any distribution thereof or with any present intention of selling or distributing all or any part of the Securities.

       1.7 Such Purchaser hereby acknowledges that it has received various financial and other information concerning the Company and has been afforded every opportunity to discuss and, to the extent deemed it necessary, has discussed such information and other matters with officers and other persons associated with the Company, and there is no further information regarding the Company which such Purchaser requires in order to make its investment decision to acquire the Securities. Such Purchaser further acknowledges that it is familiar with the current and proposed business of the Company.

       1.8 Such Purchaser is an entity who satisfies the requirements to be deemed (i) an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and (ii) a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act of 1933, as amended.

       1.9 Such Purchaser hereby covenants and agrees that it will not, at any time, offer or sell all or any part of the Securities unless (a) a registration statement under the Securities Act of 1933, as amended, is in effect with respect thereto or (b) opinion of counsel for such Purchaser, in form and substance satisfactory to the Company, has been delivered to the Company to the effect that such offer or sale is pursuant to an exempt transaction under the Securities Act of 1933, as amended, or registration thereunder is not required in connection with such offer or sale. Such Purchaser has no present plan or intention to, directly or indirectly, effect any transaction in or involving any securities of the Company, Omnipoint Corporation, VoiceStream Wireless Corporation or any of their subsidiaries or affiliates (other than the transaction contemplated hereby), including, without limitation, any "short-sale" or the purchase or sale of any derivative security.

       1.10 Such Purchaser represents that its principle place of business is the address identified immediately below the signature of such Purchaser's authorized officer attached hereto.

       1.11 Such Purchaser agrees to execute and deliver the Voting Agreement attached as Exhibit A hereto.

       1.12 Such Purchaser acknowledges and agrees that in issuing and delivering the Securities, the Company will rely solely on the accuracy of the representation, warranties, covenants and agreements herein above made by such Purchaser.

       1.13   Such Purchaser agrees not to exercise any appraisal rights under
Section 262 of Delaware General Corporation Law for any of the Securities beneficially owned by such Purchaser in connection with the Merger (as defined below).

2. The Company hereby represents, warrants and covenants to the Purchasers as follows:

       2.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

       2.2 All corporate action on the part of the Company, including its directors and stockholders, necessary for the authorization, execution and delivery of this Agreement by the Company, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Securities has been taken.

       2.3 This Agreement, when executed as delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.

       2.4 The execution and delivery of this agreement, consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof will not conflict with or result in a breach of the terms and conditions of, or constitute a default under the certificate of incorporation or by-laws of the Company or of any material contract or agreement to which the Company is now a party (including, but not limited to, the Agreement and Plan of Merger, dated as of October 22, 1999, by and between Omnipoint Corporation and the Company (the "Merger Agreement")).

       2.5 As of their respective filing dates, all documents filed by, or on behalf of, the Company with the Securities Exchange Commission (the "SEC"), whether pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or otherwise, other than the preliminary Joint Proxy Statement/Prospectus included within the Registration Statement on Form S-4 dated December 21, 1999 of Omnipoint Corporation (the "Omnipoint Registration Statement"), did not contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

       2.6 The Company hereby covenants and agrees not to, directly or indirectly, issue, deliver or sell any shares of its capital stock for a period of ninety (90) days from the date hereof, except as required by the Merger Agreement. The Purchasers acknowledge that the Company may be obligated pursuant to the Merger Agreement to issue shares of the Company's Class A Common Stock to Omnipoint Corporation as a result of the transactions contemplated by this Agreement.

       2.7 Assuming accuracy of the representations and warranties of the Purchasers contained herein, the issuance and sale of the Securities contemplated hereby complies with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereby.

       2.8 The Securities will be included in the Class A Common Stock of the Company that will be converted into the Merger Consideration (as defined in the Merger Agreement) upon consummation of the Merger (as defined in the Merger Agreement). The securities included in the Merger Consideration (as defined in the Merger Agreement) into which the Securities will be converted (assuming consummation of the Merger (as defined in the Merger Agreement)) are required by the terms of the Merger Agreement to be covered by the Omnipoint Registration Statement, another registration statement filed by Omnipoint Corporation or a registration statement filed by Voicestream Wireless Holding Corporation.

3.     Registration Rights.

       3.1 In the event that the Merger Agreement is terminated, Purchasers holding not less than twenty (20) percent of the Securities may request registration under the Securities Act of 1933, as amended, of all or part of their Securities by providing the Company written notice of such request (a "Registration Request"). Within seven days after receipt of any such request, the Company will give written notice of such request to all other holders of securities of the Company entitled to notice of or the right to participate in such registrations ("Other Registrable Securities") and will include in such registration all Other Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice. Subject to Section 3.3, the Company shall file a registration statement with the SEC covering the Securities in such registration within sixty (60) days of receipt of the Registration Request. A registration requested pursuant to this Section 3.1 is referred to herein as a "Demand Registration". A request pursuant to this Section shall state the number of Securities requested to be registered, the intended method of disposition thereof and the jurisdictions which registration is desired.

       3.2 The Purchasers will be entitled to request two (2) Demand Registrations, and the Company will pay all registration expenses in connection therewith.

       3.3 The Company may postpone for up to three months in the aggregate during any twelve month period any filing or the effectiveness of any registration statement for a Demand Registration if the Company's Board of Directors determines that such Demand Registration might reasonable be expected to have an adverse effect on any proposal or plan by the Company to engage in any material corporate transaction; provided that in such event, the Purchasers initiating the request for such Demand Registration will be entitled to withdraw such request.

       3.4 The obligations of the Company under this Section 3 will terminate upon the earlier of (i) such date as all Securities have been resold by the Purchasers and (ii) such date as all of the Securities may be resold in a single transaction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended.

4. The Company agrees to notify Omnipoint Corporation of the consummation of the transactions contemplated hereby.

5. This Agreement shall be binding upon the Company and the Purchaser and their respective heirs, executors, administrators or assigns.

6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8. This Agreement contains the entire agreement between the parties with respect to the matter referred to herein and supersedes all prior negotiations, commitment or understandings.

                        [Signatures on following pages.]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   EAST/WEST COMMUNICATIONS, INC.

                                   By:  /s/ Victoria G. Kane
                                        --------------------------------
                                        Victoria G. Kane
                                        Chief Executive Officer

                                   WPG Merger Arbitrage Fund, L.P.
                                   By: Weiss, Peck & Greer, L.L.C.
                                   its General Partner

                                   By:  /s/ Raj Maheshwari
                                        --------------------------------
                                        Raj Maheshwari
                                        Principal

                                   Address:    One New York Plaza
                                               New York, NY 10004

                                   WPG Merger Arbitrage Overseas Fund, Ltd.
                                   By: Weiss, Peck & Greer, L.L.C.;
                                   its General Partner

                                   By:  /s/ Raj Maheshwari
                                        --------------------------------
                                        Raj Maheshwari
                                        Principal

                                   Address:    One New York Plaza
                                               New York, NY 10004

                                   Ritchie Capital Inv. Ltd.
                                   By: Weiss, Peck & Greer, L.L.C.;
                                   its Attorney-in-Fact

                                   By:  /s/ Raj Maheshwari
                                        --------------------------------
                                        Raj Maheshwari
                                        Principal

                                   Address:    One New York Plaza
                                               New York, NY 10004

                                   RAM Trading Ltd.
                                   By: Weiss, Peck & Greer, L.L.C.;
                                   its Attorney-in-Fact

                                   By:  /s/ Raj Maheshwari
                                        --------------------------------
                                        Raj Maheshwari
                                        Principal

                                   Address:    One New York Plaza
                                               New York, NY 10004

                                                                      SCHEDULE A

                                   PURCHASERS

PURCHASER                                          NUMBER OF SHARES
---------                                          ----------------

WPG Merger Arbitrage Fund, L.P.                    43,500

WPG Merger Arbitrage Overseas Fund, Ltd.           13,000

Ritchie Capital Inv. Ltd.                          21,750

RAM Trading Ltd.                                   21,750

EXHIBIT A

                                VOTING AGREEMENT

                                                                     EXHIBIT 9.1

                                VOTING AGREEMENT

              THIS VOTING AGREEMENT (the "Agreement") is dated January 5, 2000, by and among East/West Communications, Inc., a Delaware corporation ("East West"), Omnipoint Corporation, a Delaware corporation ("Omnipoint") and the parties listed on Schedule I hereto (each an "East West Stockholder" and, collectively, the "East West Stockholders").

                                    RECITALS

              WHEREAS, East West and Omnipoint entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, East West will merge with and into Omnipoint (such merger, together with the related transactions contemplated in the Merger Agreement, being referred to herein as the "Merger");

              WHEREAS, each East West Stockholder is the beneficial owner of the number of shares of East West Class A Common Stock, par value $0.0001 per share, set forth opposite each East West Stockholders name in Schedule I hereto (the "East West Shares"); and

              WHEREAS, approval of the Merger Agreement by East West stockholders at a meeting of East West stockholders (the "East West Stockholders' Meeting") is a condition to the consummation of the Merger.

              NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

              1.     Agreement to Vote by East West Stockholder.

                     a. Each East West Stockholder hereby agrees, either (i) to attend the East West Stockholders' Meeting (if such meeting is held), in person or by proxy or (ii) by written consent, to vote (or cause to be voted) all East West Shares, and any other voting securities of East West, beneficially owned by such East West Stockholder (whether issued heretofore or hereafter) that such East West Stockholder owns or has the right to vote, in favor of adoption and approval of the Merger Agreement, the Merger, and any other matters necessary to consummate the transactions contemplated in the Merger Agreement. Such agreement to vote shall apply also to any adjournment or adjournments of the East West Stockholders' Meeting.

                     b. From and after the date hereof through the earlier of the effective time of the Merger and the termination of the Merger Agreement, each East West Stockholder hereby agrees not to sell, transfer, pledge, encumber or otherwise dispose of (collectively, "Transfer") any East West Shares and any other voting securities of East West beneficially owned by such East West Stockholder on the date hereof. Any such Transfer of East West Shares shall be null and void, and such transferee shall have no rights as a stockholder of East West.

                     c. To the extent inconsistent with the foregoing provisions of this Section 1, each East West Stockholder hereby revokes any and all previous proxies granted by such East West Stockholder with respect to such East West Stockholder's East West Shares or any other voting securities of East West.

              2. Representations and Warranties of East West and the East West Stockholders.

                     a. East West represents and warrants as follows: (i) this Agreement has been approved by the Board of Directors of East West and (ii) this Agreement has been duly executed and delivered by East West and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

                     b. Each East West Stockholder represents and warrants as follows: (i) this Agreement has been duly executed and delivered by such East West Stockholder and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles; and (ii) the East West Shares listed next to the name of such East West Stockholder on Schedule I hereto are the only voting securities of East West owned (beneficially or of record) by it.

              3. Effectiveness and Termination. In the event that the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

              4.     Miscellaneous.

                     a. Notice. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to East West, to it at:

East/West Communications, Inc.
350 Stuyvesant Avenue
Rye, New York  10580
Attention:  Victoria G. Kane
Phone: (914) 921-6300
Fax:   (914) 921-6300

With a copy to:

Latham & Watkins
1001 Pennsylvania Avenue, N.W.
Suite 1300
Washington, D.C.  20004
Attention:  James Barker, Esq.
            Daniel T. Lennon, Esq.
Phone: (202) 637-2200
Fax:   (202) 637-5265

if to Omnipoint, to it at:

Omnipoint Corporation
3 Bethesda Metro Center
Suite 400
Bethesda, Maryland 20814
Attention: Douglas G. Smith
Fax: 301-951-3591

with a copy to:

Piper Marbury Rudnick & Wolfe LLP
1200 Nineteenth Street, N.W.
Washington, D.C.  20036
Attention: Edwin M. Martin, Jr., Esq.
Fax: (202) 233-2085

if to any East West Stockholder, to it at:

Weiss, Peck & Greer, L.L.C.
One New York Plaza
New York, NY 10004
Attention:  Michael E. Singer, Esq.
Fax: (212) 908-0195

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

                     b.     Amendments; No Waivers.

                            (i)    Subject to applicable law, any provision of
this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

                            (ii)   No failure or delay by any party in
exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                     c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including, without limitation, in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto any trustee, executor, heir, legatee or personal representative succeeding to the ownership of such party's shares of East West stock or other securities subject to this Agreement. Notwithstanding any Transfer of shares of East West stock, the transferor shall remain liable for the performance of all obligations of such transferor under this Agreement.

                     d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

                     e. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.a shall be deemed effective service of process on such party.

                     f. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                     g. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

                     h. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

                     i. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                     j. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                     k. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

                     l. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                     m. Limitation on Liability. No party hereto shall have any liability hereunder for any actions or omissions of any other party hereto.

                     n. Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement.

                     o. Further Assurances. Each party hereto agrees that such party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement.





                        [Signatures on following pages.]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   EAST/WEST COMMUNICATIONS, INC.

                                   By:  /s/ Victoria G. Kane
                                        --------------------------------
                                        Victoria G. Kane
                                        Chief Executive Officer

                                   WPG Merger Arbitrage Fund, L.P.
                                   By: Weiss, Peck & Greer, L.L.C.
                                   its General Partner

                                   By:  /s/ Raj Maheshwari
                                        --------------------------------
                                        Raj Maheshwari
                                        Principal

                                   WPG Merger Arbitrage Overseas Fund, Ltd.
                                   By: Weiss, Peck & Greer, L.L.C.;
                                   its General Partner

                                   By:  /s/ Raj Maheshwari
                                        --------------------------------
                                        Raj Maheshwari
                                        Principal

                                   Ritchie Capital Inv. Ltd.
                                   By: Weiss, Peck & Greer, L.L.C.;
                                   its Attorney-in-Fact

                                   By:  /s/ Raj Maheshwari
                                        --------------------------------
                                        Raj Maheshwari
                                        Principal

                                   RAM Trading Ltd.
                                   By: Weiss, Peck & Greer, L.L.C.;
                                   its Attorney-in-Fact

                                   By:  /s/ Raj Maheshwari
                                        --------------------------------
                                        Raj Maheshwari
                                        Principal

                                   OMNIPOINT CORPORATION

                                   By:  /s/ Douglas G. Smith
                                        --------------------------------
                                        Douglas G. Smith
                                        President

                                                                      SCHEDULE I

                             EAST WEST STOCKHOLDERS

NAME AND ADDRESS OF STOCKHOLDER                       NUMBER OF EAST WEST SHARES

WPG Merger Arbitrage Fund, L.P.                       60,070
One New York Plaza
New York, NY 10004

WPG Merger Arbitrage Overseas Fund, Ltd.              13,000
One New York Plaza
New York, NY 10004

Ritchie Capital Inv. Ltd.                             25,215
One New York Plaza
New York, NY 10004

RAM Trading Ltd.                                      25,215
One New York Plaza
New York, NY 10004